Exhibit 10.2
CHART INDUSTRIES, INC.
AMENDMENT NO. 4
TO
EMPLOYMENT AGREEMENT
This Amendment No. 4 (the “Amendment”) to the Employment Agreement, dated February 26, 2008 and subsequently amended effective January 1, 2009, January 1, 2012 and January 1, 2013 (the “Agreement”), by and between Chart Industries, Inc. (the “Company”) and Michael F. Biehl (“Executive”), is effective January 1, 2014.
WITNESSETH:
WHEREAS, the Company and the Executive desire to amend the Agreement; and
WHEREAS, the parties reserved the right to amend the Agreement pursuant to Section 13.c thereof.
NOW, THEREFORE, pursuant to Section 13.c of the Agreement, and effective as of January 1, 2014, the parties hereby amend the Agreement as follows:
1. In Section 3 of the Agreement, delete the dollar amount “$395,000” and replace with “$420,000”.
2.  In Section 4 of the Agreement, delete the phrase “of eighty percent (80%) of the Executive’s Base Salary (with it being understood that eighty percent (80%) of the Executive’s Base Salary is the “Target”)” in its entirety and replace it with “of an amount, expressed as a percentage of Executive’s Base Salary, as determined by the Board, or any duly authorized committee thereof, within the first three months of each fiscal year of the Employment Term (with it being understood that such percentage of Executive’s Base Salary is the “Target”)”.
3. In Section 8(c)(v)(B)(2), delete the phrase “150% of Executive’s Target Annual Bonus;” and replace it with “the greater of (i) 150% of Executive’s Target Annual Bonus for the fiscal year in which Executive’s Termination of Employment occurs or (ii) 150% of Executive’s Target Annual Bonus for the fiscal year immediately preceding the fiscal year in which Executive’s Termination of Employment occurs;”.
4. In Section 8(c)(vi)(B)(2), delete the phrase “200% of Executive’s Target Annual Bonus;” and replace it with “the greater of (i) 200% of Executive’s Target Annual Bonus for the fiscal year in which Executive’s Termination of Employment occurs or (ii) 200% of Executive’s Target Annual Bonus for the fiscal year immediately preceding the fiscal year in which the Change in Control occurs;”.

5. Except as set forth herein, the Agreement is not modified or amended hereby.
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment.

CHART INDUSTRIES, INC. (“Company”)		MICHAEL F. BIEHL (“Executive”)

By:	/s/ Samuel F. Thomas	/s/ Michael F. Biehl
Name:	Samuel F. Thomas
Title:	Chairman, Chief Executive Officer and President